Exhibit 99.1

WESTWAY GROUP, INC. POSTPONES ITS ANNUAL MEETING OF STOCKHOLDERS

New Orleans, LA, August 2, 2012—Westway Group, Inc. (“Westway” or the “Company”) (Nasdaq: WWAY) announced today that it has postponed its Annual Meeting of Stockholders, originally scheduled for 9:00 a.m. Central time on Monday, August 6, 2012, to allow the Special Committee of independent directors and the Company’s Board of Directors additional time to consider strategic alternatives available to the Company. The Company will set a new date, time, and place of the Annual Meeting once a final determination has been made. As previously announced, the Company has entered into final negotiations to sell its liquid feed supplement business (“Westway Feed Products”) and certain bulk liquid storage terminals located in Dublin, Ireland; Esbjerg, Denmark; and Liverpool, Hull and Grangemouth, United Kingdom (the “European Terminals”) to an affiliate of ED&F Man Holdings Limited (“ED&F Man”), the Company’s largest stockholder.

In addition, Westway is in final negotiations with a selected group of bidders to acquire its remaining bulk liquid storage business. In light of the Company’s ongoing strategic review process, and to devote due attention to the ongoing negotiations with the final bidders, the Board of Directors of the Company believes it is in the best interests of the stockholders to finalize this process prior to holding the Annual Meeting.

About Westway Terminals

Westway Terminals, including the terminals proposed to be sold to ED&F Man, is a premier provider of storage and related services to owners of bulk liquid products worldwide, with 365 million gallons of capacity as of March 31, 2012. The business is focused on niche liquid products and customized service offerings with strong margin potential and has a leading market position in the agricultural and chemical commodity sectors. Key products stored include petroleum oils, caustics, asphalts, vegetable oils, methyl esters, chemicals and molasses products, among others. The business has a global network of 25 terminal locations including 14 in the U.S., 1 in Canada, 9 in Western Europe and 1 in Korea.

About Westway Feed Products

Westway Feed Products is the largest producer of liquid feed supplements in North America, with 2011 volumes of 1.8 million tons. The business has 33 locations worldwide, with 31 in the U.S. and western Canada and 2 in Australia (through joint venture). Westway Feed Products is a leader in the design and implementation of innovative liquid and solid feed supplements, with such current brands as Multi-Mix, Sweet Cake, Suga-Lik, E-Z GLO and Pro Lix.

About Westway Group, Inc.

Westway is a leading provider of bulk liquid storage and related value-added services and a leading manufacturer and distributor of liquid animal feed supplements.

Forward-Looking Statements. This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “will,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. We have based our forward-looking statements on our current expectations and projections about future events. Our forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, the risk factors described in our most recent Form 10-Q and Form 10-K filed with the SEC.

Contact:

Evercore Partners

Perk Hixon

Sr. Managing Director

Hixon@evercore.com

(212) 822-7554

Westway Group, Inc.

Francis P. Jenkins Jr.

Chairman

(212) 332-2960